UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2014

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 10, 2014, TigerLogic Corporation, a Delaware corporation (the “Company”), entered into a Rights Assignment and Release Agreement (the “Agreement”) with Peter Yared, a former consultant to the Company.  Pursuant to the terms of the Agreement, Mr. Yared confirmed the assignment to the Company of any and all rights in and to the Company’s Postano platform and associated inventions and intellectual property rights, as well as the termination of any other obligations of the Company to Mr. Yared under any prior consulting agreements or other arrangements.  In exchange for this confirmation and release of any claims, the Company agreed to pay Mr. Yared a flat fee in the amount of $1,000,000, payable in four equal installments on each of January 15, April 15, July 15 and October 15, 2014. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.15	Rights Assignment and Release Agreement dated January 10, 2014.*

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: January 15, 2014	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer